EXHIBIT 5.1

                                        April 22, 1997

          First USA Bank
          201 North Walnut
          Wilmington, Delaware  19801

                    Re:     Registration Statement on Form S-3
                            (Registration No. 333-24227)
                            ----------------------------------

          Ladies and Gentlemen:

                    I am Associate General Counsel to First USA,
          Inc. and have acted as counsel to First USA Bank, a Delaware banking corporation (the "Bank"), in connection with the transfer of receivables ("Receivables") generat-ed from time to time in a portfolio of VISA and MasterCard revolving credit card accounts by the Bank to The Bank of New York (Delaware), as trustee (the "Trust-ee") for the First USA Credit Card Master Trust (the "Trust") formed pursuant to a Pooling and Servicing Agreement, dated as of September 1, 1992 (the "Pooling and Servicing Agreement") between the Bank, as transferor and as servicer of the Receivables, and the Trustee, as amended, in exchange for certain Asset Backed Certifi-cates (the "Certificates"), each such Certificate evi-dencing a fractional undivided interest in the Trust, which Certificates will be offered and sold pursuant to the Registration Statement filed on Form S-3 (Registra-tion No. 333-24227), as amended from time to time (the "Registration Statement") being filed concurrently here-with under the Securities Act of 1933.

                    In connection herewith, I have examined and relied upon the forms of the Pooling and Servicing Agree-ment and the Underwriting Agreement filed as exhibits to the Registration Statement. I also have examined such corporate records, certificates and other documents, and reviewed such questions of law as I deemed appropriate.

                    In rendering the following opinions, I have assumed the accuracy and truthfulness of all public records of the Bank and of all certifications, documents and other proceedings examined by me that have been produced by officials of the Bank acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations. I also have assumed the genuineness of such signatures appearing upon such public records, certifications, documents and proceedings. In addition, I have assumed that the Under-writing Agreement will be executed and delivered in substantially the form filed as an exhibit to the Regis-tration Statement, and that the Certificates will be sold as described therein.

                    I express no opinion as to the laws of any jurisdiction other than the laws of the State of Texas and the federal laws of the United States of America, except to the extent the matters of Delaware corporate law are involved in the opinions set forth below. With respect to any opinions concerning Delaware corporate law, you are aware that I am not admitted to the Bar in the State of Delaware and I am not an expert in the law of such jurisdiction, and that such opinions concerning Delaware corporate law are based upon my general (al-though not necessarily complete) familiarity with the Delaware General Corporation Law as a result of my prior involvement in transactions involving such law.

                    Based upon and subject to the foregoing, it is my opinion that when a particular series of Certificates to be issued under the Registration Statement has been duly and validly authorized by the Bank, and when such Certificates are executed by the Trustee in accordance with the provisions of the Pooling and Servicing Agree-ment and are paid for by the Underwriters pursuant to the Underwriting Agreement, such series of Certificates will be legally issued, fully paid and non-assessable.

                    I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the heading "Legal Matters" in the Prospectus included in the Registration Statement without implying or admitting that I am an "expert" within the meaning of the Securities Act of 1933, as amended, or other rules and regulations of the Securities Act of 1933, as amended, or other rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement includ-ing this exhibit.

                                      Sincerely,


                                      /s/ David L. Nelson
                                      David L. Nelson
                                      Vice President
                                      and Associate General Counsel